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                                                                    EXHIBIT 10.1



                             FIRST AMENDMENT TO THE
                   CYBERONICS, INC. 1988 INCENTIVE STOCK PLAN

         WHEREAS, there is reserved to the Board of Directors ("Board") of Cyberonics, Inc. in Section 13 of the Cyberonics, Inc. 1988 Incentive Stock Plan (the "Plan") the right to amend the Plan, subject to certain restrictions set forth therein; and

         WHEREAS, the Board deems it advisable to amend the Plan in the manner hereafter set forth;

         NOW, THEREFORE, the second paragraph of Section 11 of the Plan is hereby amended effective as of October 2, 2000, to read as follows:

         Notwithstanding anything in the Plan or any award agreement to the contrary, in the event of a Change of Control (as defined below), all Options and Stock Purchase Rights shall automatically become fully vested and exercisable immediately prior to the Change of Control or for such earlier period as the Committee may provide. A "Change of Control" means the happening of any of the following events:

         (i) the acquisition by any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, a subsidiary of the Company or a Company employee benefit plan, of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

         (ii) the consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such event; or

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         (iii)   the sale or disposition by the Company of all or substantially all the Company's assets; or

         (iv) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors, unless prior to such date the Incumbent Directors, by a majority vote, waive such changes in the Board of Directors as constituting a Change of Control. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of October 2, 2000, or (B) are elected, or nominated for election, thereafter to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but "Incumbent Director" shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors; or

         (v) the approval by the Board of Directors or the stockholders of the Company of a complete or substantially complete liquidation or dissolution of the Company.

         In addition to, or in lieu of, any other provision of the Plan, the Committee, with the approval of a majority of the Incumbent Directors, may provide that all Options and Stock Purchase Rights not exercised immediately prior to the Change of Control shall (x) terminate on such Change of Control, unless such Change of Control is described in clause (iv) above, (y) be assumed by the successor (a parent thereof) in any such merger or other corporate transaction, or (z) be surrendered in exchange for equivalent substitution options or awards from the successor (or a parent thereof).

         Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, take and construed as one and the same instrument.

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